UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2009
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51757 (Commission File Number)	16-1731691 (IRS Employer Identification No.)
2001 Bryan Street, Suite 3700
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On December 2, 2009, Regency Energy Partners LP (the “Partnership”), Regency GP LP, the general partner of the Partnership (the “General Partner”), Regency GP LLC (“GP LLC”), the general partner of the General Partner, Regency Gas Services, LP (the “Operating Partnership”), Regency OLP GP LLC, the general partner of the Operating Partnership (the “Operating Partnership GP”), and UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC (collectively, the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”) covering the sale by the Partnership of an aggregate of 10,500,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price of $19.12 per Common Unit ($18.27 per Common Unit, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 1,575,000 Common Units to cover over-allotments. The offer and sale of the Common Units pursuant to the Underwriting Agreement have been registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-163424) of the Partnership, as supplemented by the Preliminary Prospectus Supplement dated December 1, 2009 and the Prospectus Supplement dated December 2, 2009 relating to the Common Units, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act on December 1, 2009 and December 2, 2009, respectively. Closing of the sale of the Common Units is scheduled for December 7, 2009. The Partnership intends to use the net proceeds from the sale of the Common Units to repay outstanding indebtedness under the Partnership’s revolving credit facility.
     The Partnership, the General Partner, GP LLC, the Operating Partnership and the Operating Partnership GP have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto.

Item 7.01	Regulation FD Disclosure.
     On December 2, 2009, the Partnership announced that it had priced an upsized secondary offering of 10,500,000 Common Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information contained in this Item 7.01 and Exhibit 99.1 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Partnership with the SEC under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of the Exhibit
Exhibit 1.1	Underwriting Agreement, dated December 2, 2009 among the Partnership, the General Partner, GP LLC, the Operating Partnership, the Operating Partnership GP and the Underwriters.
Exhibit 5.1	Opinion of Mayer Brown LLP regarding legality of the Units.
Exhibit 8.1	Opinion of Mayer Brown LLP regarding tax matters.
Exhibit 99.1	Regency Energy Partners LP Pricing Press Release dated December 2, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP , its general partner By: Regency GP LLC , its general partner
By:	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Executive Vice President and Chief Legal Officer

December 2, 2009

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